UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 11, 2015

Corium International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36375	38-3230774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

235 Constitution Drive, Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 298-8255
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 11, 2015, Corium International, Inc. (the “Company”) and certain entities affiliated with the Capital Royalty Group (“CRG”) entered into an Amendment Agreement No. 1 (the “Amendment”) to amend that certain Amended and Restated Term Loan Agreement between the Company and CRG, dated November 14, 2104 (the “Term Loan Agreement”). Pursuant to the Amendment, the Company and CRG agreed to amend the financial covenants contained in the Term Loan Agreement such that the Company now is required to have minimum liquidity of $10 million and minimum annual revenues of (i) $40.0 million for the twelve (12) month period ended June 30, 2015, (ii) $25.0 million for the twelve (12) month period ending June 30, 2016, (iii) $35.0 million for the twelve (12) month period ending June 30, 2017, (iv) $50.0 million for the twelve (12) month period ending June 30, 2018, and (v) $60.0 million for the twelve (12) month period ending June 30, 2019.

  The foregoing summary of the  Amendment does not purport to be complete and is qualified in its entirety by reference to the  Amendment, which will be filed with the U.S. Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the current fiscal year ended September 30, 2015.

Item 2.02. Results of Operations and Financial Condition.

On November 12, 2015,  the Company issued a press release to announce its financial results for its fourth quarter and year ended September 30, 2015.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information furnished with this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated November 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORIUM INTERNATIONAL, INC.

Date: November 12, 2015	By:	/s/ Robert Breuil
Robert Breuil Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Press release dated November 12, 2015.